Exhibit 5.2

June 25, 2025

IceCure Medical Ltd.

7 Ha’Eshel St., PO Box 3163

Caesarea, 3079504 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form F-1 (Registration No. 333-288062) (as amended to date, the “Registration Statement”) filed by IceCure Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration, proposed maximum aggregate offering of $20,000,000 and Company’s distribution to holders of the Company’s ordinary shares, no par value per share (the “Ordinary Shares”), at no charge, non-transferable subscription rights (the “Subscription Rights”) to purchase: (a) units, each consisting of (i) one Ordinary Share and (ii) a warrant to purchase one Ordinary Share (the “Warrants”) (the “Warrant Units”) or (b) units, each consisting of (i) a pre-funded warrant to purchase one Ordinary Share, at an exercise price of $0.0001 per whole Ordinary Share from the date of issuance, (the “Pre-Funded Warrants”) and (ii) one Warrant to purchase one Ordinary Share (the “Pre-Funded Warrant Units”) in a rights offering (the “Rights Offering”). The Ordinary Shares issuable upon exercise of the Warrants are referred to as the “Underlying Warrant Shares” and the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are referred to as the “Underlying Pre-Funded Warrant Shares”. The Subscription Rights, Warrant Units, Pre-Funded Warrant Units, Ordinary Shares, Warrants, Pre-Funded Warrants, Underlying Warrant Shares and Underlying Pre-Funded Warrant Shares are referred to collectively herein as the “Securities”.

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon the form of certificate representing the Subscription Rights and the forms of Warrants and Pre-Funded Warrants, which have been filed as Exhibits 4.1, 4.2 and 4.3 respectively, to the Registration Statement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. With respect to the Ordinary Shares, the Underlying Warrant Shares and the Underlying Pre-Funded Warrant Shares being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Sullivan & Worcester Tel-Aviv (Har-Even & Co.) filed as Exhibit 5.1 to the Registration Statement as filed with the Commission.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Subscription Rights, Warrants and Pre-Funded Warrants, if and when issued and paid for in accordance with the terms of the Offering, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinion is qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality) and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors and debtors generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you and (B) this opinion may be relied upon by purchasers and holders of the Warrants, currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP